EXHIBIT 10.4

PROMISSORY NOTE

$2,640,000	August 1, 2006

FOR VALUE RECEIVED, MONTANA TUNNELS MINING, INC., a Delaware corporation (“Borrower”), promises to pay to the order of, GREAT AMERICAN GROUP (“Lender”), at its office at 9 Parkway North, Suite 300, Deerfield, Illinois 60015, or such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America, the principal sum of Two Million Six Hundred Forty Thousand Dollars ($2,640,000), or such lesser principal amount as may be outstanding hereunder, together with interest on the principal balance from time to time unpaid at the rate of one and one-half percent (1.5%) per month (the “Loan Rate”) until maturity. From and after the occurrence of an Event of Default (as hereinafter defined), the outstanding principal amount hereof shall bear interest at the Loan Rate, plus two percent (2%) per month. Interest will be computed on the daily principal balance outstanding during the period from the last payment date to the current payment date. Interest shall be the product resulting when multiplying the rate of interest by the principal balance outstanding, dividing by 30, and then multiplying by the actual number of days interest has accrued.

The principal indebtedness evidenced by this Note shall be payable monthly in the amount of $75,000 with the first payment, attorney fees and Closing Fee (as discussed below) due upon execution of this Note and thereafter on the first day of each successive month with the balance payable in full, together with all accrued interest thereon, on December 1, 2006. Notwithstanding the prior sentence, the second payment due Lender shall be payable on September 1, 2006 and then payments will be due on the first day of each successive month. The Borrower may prepay the outstanding principal amount of this Note in whole or in part at any time with no penalty. Borrower shall also be responsible to the Lender for payment of a Closing Fee in an amount equal to 1% of the total amount financed.

The obligations detailed in this Note are secured by a Security Agreement dated the date hereof (the “Security Agreement”), which encumbers certain equipment described on Exhibit 1 attached to and made part of the Security Agreement (hereinafter referred to as the “Equipment”), between Borrower and Lender. This Note, the Security Agreement and any and all other agreements presently existing or hereafter entered into which evidence and/or secure any indebtedness from Borrower to Lender shall hereinafter be collectively referred to as the “Loan Documents”. The terms, covenants, conditions, provisions, stipulations and agreements of the Loan Documents are hereby made a part of this Note, to the same extent and with the same effect as if they were fully set forth herein. Borrower does hereby covenant to abide by and comply with each and every term, covenant, condition, provision, stipulation and agreement set forth in the Loan Documents.

Borrower shall remain liable for the payment of this Note, including interest, notwithstanding any extensions of time of payment or any indulgence of any kind or nature that Lender may grant to Borrower, whether with or without notice to Borrower, and Borrower hereby expressly waives such notice. No release of any or all of the security given for this obligation shall release any other maker, co-maker, surety, guarantor, or other party hereto in any capacity. Lender shall not be required to look first to the Equipment for payment of this Note, but may proceed against Borrower in such manner as it deems desirable.

The occurrence of any one or more of the following events (regardless of the reason therefore) shall constitute an “Event of Default” hereunder:

(a) Borrower shall fail to make any payment of principal of, or interest on, this Note when due and payable or declared due and payable and such failure continues unremedied for a period of 5 business days.

(b) Borrower shall fail or neglect to perform, keep or observe any provision of this Note, the Security Agreement or any other Loan Document and such failure continues unremedied for a period of 10 business days after the date upon which notice was given to Borrower by Lender.

(c) Borrower shall fail to take any action that results in Lender failing to have an enforceable first priority lien on and security interest in the Equipment.

(d) (i) Borrower seeks the appointment of a receiver, trustee, liquidator, custodian or other similar official; for itself or for all or any part of its property; (ii) Borrower files a petition for relief under the United States Bankruptcy Code or under any insolvency statute in any state of competent jurisdiction; (iii) an involuntary bankruptcy petition is filed against Borrower which petition is not dismissed within thirty (30) days or (iv) Borrower makes a general assignment for the benefit of creditors.

(e) Any judgments or arbitration awards are entered against Borrower in an aggregate amount of $175,000 or more in excess of available insurance coverage to the extent not fully paid or discharged for a period of 15 consecutive days during which execution is not effectively stayed.

(f) Any default occurs under any agreement in connection with any credit Borrower has obtained from any person other than Lender or which Borrower has guaranteed in the amount of $175,000 or more in the aggregate and such default consists of failing to make a payment when due or gives such other person the right to accelerate the obligation.

Upon the occurrence of any Event of Default, Lender may (i) declare all indebtedness evidenced by this Note to be immediately due and payable, whereupon all such indebtedness shall become due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower, and (ii) exercise all rights and remedies available under the Security Agreement, the other Loan Documents and applicable law.

In the event that Lender institutes legal proceedings to enforce the Loan Documents, Borrower agrees to pay to Lender, in addition to any indebtedness due and unpaid, all costs and expenses of such proceedings, including reasonable attorneys’ fees.

Lender shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Lender and then only to the extent specifically set forth therein. A waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Lender by the Loan Documents shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Lender’s option.

Except as expressly provided for in this Note or any other Loan Document, every person at any time liable for the payment of the debt evidenced hereby waives presentment for payment, demand, notice of nonpayment of this Note, protest and notice of protest, all exemptions and homestead laws and all rights thereunder and consents that Lender may extend the time of payment of any part or the whole of the debt, or grant any other modifications or indulgence pertaining to payment of this Note at any time, at the request of any other person liable for said debt.

This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under the laws of the State of Illinois as applicable to Borrower. If, from any circumstances whatsoever, fulfillment of any provision of this Note or of any of the other Loan Documents shall, at the time performance of such provisions shall be due, involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if, from any circumstances, Lender shall ever receive as interest an amount which would exceed the highest lawful rate applicable to Borrower, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness evidenced hereby and not to the payment of interest.

All covenants, agreements, representations and warranties made herein and in the other Loan Documents are deemed to have been relied upon by Lender, notwithstanding any investigation by Lender.

Should this Note be signed by more than one person, firm or corporation or combination thereof, all of the obligations herein contained shall be considered joint and several obligations of each signer hereof. In such case, the liability of each such signer shall be absolute, unconditional and without regard to the liability of any other party hereto.

This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.

The form and essential validity of this Note shall be governed by the laws of the State of Illinois. If any provision of this Note is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided that where the provisions of any such applicable law may be waived, they hereby are waived by Borrower to the full extent permitted by law in order that this Note shall be deemed to be a valid and binding promissory note in accordance with its terms.

Time is of the essence with respect to all Borrower’s obligations and agreements under this Note.

This Note and all the provisions, conditions, promises and covenants hereof shall inure to the benefit of Lender, its successors and assigns, and shall be binding in accordance with the terms hereof upon Borrower, its successors and assigns, provided nothing herein shall be deemed consent to any assignment restricted or prohibited by the terms of the Loan Documents.

All notices required under this Note or any of the Loan Documents will be in writing and will be transmitted by personal delivery, first class mail, overnight courier or facsimile to the addresses or facsimile numbers appearing on the signature page to this Note, or to such other addresses or facsimile numbers as Borrower and Lender may specify from time to time in writing. Every notice shall be deemed to have been duly given or served on the date on which personally delivered, in person or by overnight courier service, or the date of facsimile transmission or five days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice shall in no way adversely affect the effectiveness of such notice.

To induce Lender to extend to Borrower the loan evidenced by this Note, Borrower irrevocably agrees that, subject to Lender’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR ANY LOAN DOCUMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

BORROWER AND LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR ANY DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AGREES THAT BORROWER WILL NOT ASSERT ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

IN WITNESS WHEREOF, the undersigned has caused its duly authorized officers to execute this Note on its behalf as of the date and year first set forth above.

MONTANA TUNNELS MINING, INC.
a Delaware corporation

By: ________________________________
Name: ______________________________
Title: _______________________________

Address:

P.O. Box 176
Jefferson City, MT 59638
Facsimile No.: ____________

Address for Notices to Lender:

Great American Group
Attn: Mark Naughton,
Vice-President and General Counsel
9 Parkway North, Suite 300
Deerfield, Illinois 60015
Facsimile No.: 847-444-1401